Exhibit 10.1
AMENDMENT NUMBER 1 TO AMENDED AND RESTATED
MANAGEMENT AGREEMENT
     THIS AMENDMENT NUMBER 1, dated as of June 15, 2005 (this “Amendment”) to the Amended and Restated Management Agreement, dated as of June 15, 2004 (as amended, modified, restated or otherwise supplemented from time to time in accordance with the terms thereof, the “Management Agreement”), each by and between CF LEASING LTD., a company organized and existing under the laws of the Islands of Bermuda (the “Borrower”), and CRONOS CONTAINERS (CAYMAN) LTD., a corporation organized and existing under the laws of the Cayman Islands (the “Manager”).
WITNESSETH:
     WHEREAS, the Borrower and the Manager have previously entered into the Management Agreement; and
     WHEREAS, the parties desire to amend the Management Agreement in order to modify certain provisions of the Management Agreement;
     NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:
     SECTION 1. Defined Terms. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned in the Management Agreement and if not set forth therein, then in the Amended and Restated Loan Agreement, dated as of March 7, 2003, among the Borrower, Fortis Bank (Nederland) N.V., BTM Capital Corporation, HSH Nordbank AG, New York Branch, WestLB AG, New York Branch, NIB Capital Bank N.V. and the other financial institutions from time to time party thereto (as amended, modified, restated or otherwise supplemented from time to time in accordance with the terms thereof).
     SECTION 2. Full Force and Effect. Other than as specifically modified hereby, the Management Agreement shall remain in full force and effect in accordance with the terms and provisions thereof and is hereby ratified and confirmed by the parties hereto.
     SECTION 3. Amendment to the Management Agreement. Effective on the date hereof, following the execution and delivery hereof, the Management Agreement is hereby amended as follows:
(a)	The defined term Consolidated Tangible Net Worth Leverage Ratio in Section 1 of the Management Agreement is hereby amended and restated in its entirety as follows:

““Consolidated Tangible Net Worth Leverage Ratio” means, for The Cronos Group, the ratio of (i) the sum of (x) The Cronos Group’s Total Debt plus Capital Lease Obligations (without duplication) and (y) 50% of the Total
E1

Exhibit 10.1
Debt of the Borrower, to (ii) The Cronos Group’s Consolidated Tangible Net Worth.”

(b)	The defined term Capital Lease Obligations is hereby added to Section 1 of the Management Agreement:

““Capital Lease Obligations” means, for The Cronos Group, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on The Cronos Group’s balance sheet in accordance with GAAP.”

(c)	The defined Total Debt is hereby added to Section 1 of the Management Agreement:

““Total Debt” means, for any Person at the end of each fiscal quarter of such Person, the sum of all of such Person’s indebtedness, as determined in accordance with GAAP and as reported on the most recently available quarterly financial statements of such Person.”

(d)	Clause (ii) of Section 7.13 of the Management Agreement is hereby amended and restated in its entirety as follows:

“(ii) a certificate setting forth the financial calculations for The Cronos Group with respect to Sections 11.1(p), 11.1(r) and 11.1(t) hereof as of such quarter end; and”

(e)	Section 11.1(p) of the Management Agreement is hereby amended and restated in its entirety as follows:

“(p) the Consolidated Tangible Net Worth of The Cronos Group (as reflected in the most recently available financial statements of The Cronos Group delivered pursuant to Section 7.12 hereof) shall be less than an amount equal to the sum of (i) Fifty Million Dollars ($50,000,000) and (ii) the product of (x) fifty percent (50%) and (y) all consolidated net income (but not reduced for net losses), determined in accordance with GAAP, of The Cronos Group and its consolidated Subsidiaries for all periods commencing after December 31, 2004;”

(f)	Section 11.1(t) of the Management Agreement is hereby amended and restated in its entirety as follows:

“(t) the Consolidated Tangible Net Worth Leverage Ratio of The Cronos Group shall be greater than 4.50:1.00.”
     4. Representations, Warranties and Covenants. The Manager hereby confirms that each of the representations, warranties and covenants set forth in Sections 14 and 20.1, and the Borrower hereby confirms that each of the representations and warranties set forth in Section 20.2, of the Management Agreement are true and correct as of the date first written above with
E2

Exhibit 10.1
the same effect as though each had been made as of such date, except to the extent that any of such representations, warranties and covenants expressly relate to earlier dates.
     SECTION 5. Effectiveness of Amendment.
     (a) This Amendment shall become effective as of June 15, 2005.
     (b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
     (c) On and after the execution and delivery hereof, (i) this Amendment shall be a part of the Management Agreement, and (ii) each reference in the Management Agreement to “this Agreement” and “hereof”, “hereunder” or words of like import, and each reference in any other document to the Management Agreement shall mean and be a reference to the Management Agreement as amended or modified hereby.
     SECTION 6. Execution in Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.
     SECTION 7. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES; PROVIDED THAT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     SECTION 8. Consent to Jurisdiction. Any legal suit, action or proceeding against Borrower or Manager arising out of or relating to this Agreement, or any transaction contemplated hereby, may, be instituted in any federal or state court in the City of New York, State of New York, and each of the Borrower and the Manager hereby waive any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and, solely for the purposes of enforcing this Agreement, Borrower and Manager each hereby irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding. Each of Borrower and Manager hereby irrevocably appoints and designates CT Corporation System, having an address at 111 Eighth Avenue, New York, New York, 10011, its true and duly authorized agent for the limited purpose of receiving and forwarding legal process in any such suit, action or proceeding, and each of Borrower and Manager agrees that service of process upon such party shall constitute personal service of such process on such Person. Each of Borrower and Manager shall maintain the designation and appointment of such authorized agent until the termination of this Agreement; provided, however, if such agent shall cease to so act, each of Borrower and Manager shall immediately designate and appoint another such agent and each shall promptly deliver to the other evidence in writing of such other agent’s acceptance of such appointment.
[Signature pages follow]
E3

Exhibit 10.1
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized, all as of the day and year first above written.

CF LEASING LTD., as Borrower

By:	/s/ PETER J. YOUNGER

Name:	Peter J. Younger

Title:	Director

CRONOS CONTAINERS (CAYMAN) LTD., as Manager

By:	/s/ DENNIS J. TIETZ

Name:	Dennis J. Tietz

Title:	Director
The undersigned hereby consents to the amendment of the Management Agreement:

FORTIS BANK (NEDERLAND) N.V., as Agent

By:	/s/ R. J. VAN DAM

Name:	R. J. Van Dam

Title:	Deputy Director

By:	/s/ H. P. DE KOOL

Name:	H. P. De Kool

Title:	Manager
E4